THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO A NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO CITIGROUP GLOBAL MARKETS HOLDINGS INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No. R-1                                                 INITIAL PRINCIPAL AMOUNT
CUSIP 173075 84 7                                       REPRESENTED $
                                                        representing   Notes
                                                        ($10 per Note)

                     CITIGROUP GLOBAL MARKETS HOLDINGS INC.
                     Principal-Protected Equity Linked Notes
         Based Upon the Dow Jones Global Titans 50 Index(SM) Due , 2009


         Citigroup Global Markets Holdings Inc., a New York corporation (hereinafter referred to as the "Company", which term includes any successor corporation under the Indenture herein referred to), for value received and on condition that this Note is not redeemed by the Company prior to , 2009 (the "Stated Maturity Date"), hereby promises to pay to CEDE & CO., or its registered assigns, the Maturity Payment (as defined below), on the Stated Maturity Date. This Note will bear semi-annual payments of interest, is not subject to any sinking fund, is not subject to redemption at the option of the holder thereof prior to the Stated Maturity Date, and is not subject to the defeasance provisions of the Indenture.

         Payment of the Maturity Payment with respect to this Note shall be made upon presentation and surrender of this Note at the corporate trust office of the Trustee in the Borough of Manhattan, The City and State of New York, in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts.

         This Note is one of the series of Principal-Protected Equity Linked Notes Based Upon the Dow Jones Global Titans 50 Index(SM) (the "Index") Due , 2009 (the "Notes").

INTEREST

The Notes bear interest at the rate of   % per annum. Interest will be paid in
cash semi-annually on each   day of each April and October commencing on
October ,2004 (each such date, an "Interest Payment Date"). Interest will be payable to the persons in whose names the Notes are registered at the close of business on the fifth Business Day preceding each Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. If an Interest Payment Date falls on a day that is not a Business Day, the interest payment to be made on such Interest Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest will accrue as a result of such delayed payment.

         "Business Day" means any day that is not a Saturday, a Sunday or a day on which the securities exchanges or banking institutions or trust companies in the City of New York are authorized or obligated by law or executive order to close.

PAYMENT AT MATURITY

         On the Stated Maturity Date, holders of the Notes will receive for each Note the Maturity Payment described below.

DETERMINATION OF THE MATURITY PAYMENT

         The Maturity Payment for each Note equals the sum of the initial principal amount of $10 per Note plus the Interest Distribution Amount.

         The "Interest Distribution Amount" is calculated as follows:

         - If the Index Return is less than or equal to the Interest Received Percentage, the Interest Distribution Amount will equal zero.

         - If the Index Return is greater than the Interest Received Percentage, the Interest Distribution Amount will equal the product of will equal the product of:

                          $10 * (Index Return - Interest Received Percentage)

         The "Index Return" will equal the compounded value of the Periodic Capped Return for each Reset Period.

         The "Periodic Capped Return" for any Reset Period (including the Reset Period ending at maturity) will equal:

                               Ending Value - Starting Value
                               -----------------------------
                                     Starting Value

provided that the Periodic Capped Return for any Reset Period shall not exceed
5%.

         The "Interest Received Percentage" is %.

         A "Reset Period" is the period between any two consecutive Reset Dates.

         A "Reset Date" is the   day of each month, commencing May , 2004 and
ending on April , 2009.

         The "Starting Value" will be:

         - For the initial Reset Period, , the closing value of the Index on April , 2004.

         - For each subsequent Reset Period, the Ending Value with respect to the immediately preceding reset period.

         The "Ending Value" will be:

         - For any Reset Period other than the Reset Period ending on the Stated Maturity Date, the closing value of the Dow Jones Global Titans 50 Index on the Reset Date at the end of the period.

         - For the Reset Period that ends on the Stated Maturity Date, the Ending Value for closing value of the Dow Jones Global Titans 50 Index on the date three Index Business Days before the Stated Maturity Date.

         An "Index Business Day" means a day, as determined by the calculation agent, on which the Index or any successor index is calculated and published and on which securities comprising more than 80% of the value of the Index on such day are capable of being traded on their relevant exchanges during the one-half hour before the determination of the closing value of the Index. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will be conclusive for all purposes and binding on the Company and the beneficial owners of the Notes, absent manifest error.

         A "Market Disruption Event" means, as determined by the calculation agent in its sole discretion, the occurrence or existence of any suspension of or limitation imposed on trading (by reason of movements in price exceeding limits permitted by any relevant exchange or market or otherwise) of, or the unavailability, through a recognized system of public dissemination of transaction information, for a period longer than two hours, or during the one-half hour period preceding the close of trading, on the applicable exchange or market, of accurate price, volume or related information in respect of (a) stocks which then comprise 20% or more of the value of the Index or any successor index, (b) any options or futures contracts, or any options on such futures contracts relating to the Index or any successor index, or (c) any options or futures contracts relating to stocks which then comprise 20% or more of the value of the Index or any successor index on any exchange or market if, in each case, in the determination of the calculation agent, any such suspension, limitation or unavailability is material. For the purpose of determining whether a Market Disruption Event exists at any time, if trading in a security included in the Index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the value of the Index will be based on a comparison of the portion of the value of the Index attributable to that security relative to the overall value of the Index, in each case immediately before that suspension or limitation.

         If no closing value of the Index is available on any Index Business Day because of a Market Disruption Event or otherwise, the value of the Index for that Index Business Day, unless deferred by the calculation agent as described below, will be the arithmetic mean, as determined by the calculation agent, of the value of the Index obtained from as many dealers in equity securities (which may include Citigroup Global Markets Inc. or any of the Company's other subsidiaries or affiliates), but not exceeding three such dealers, as will make such value available to the calculation agent. The determination of the value of the Index by the calculation agent in the event of a Market Disruption Event may be deferred by the calculation agent for up to five consecutive Index Business Days on which a Market Disruption Event is occurring, but not past the Index Business Day prior to the Stated Maturity Date.

DISCONTINUANCE OF THE DOW JONES GLOBAL TITANS 50 INDEX

         If Dow Jones discontinues publication of the Index or if it or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the Index, then the Ending Value of any succeeding Reset Date will be determined by reference to the value of that index, which is referred to as a "successor index."

         Upon any selection by the calculation agent of a successor index, the calculation agent will cause notice to be furnished to the Company and the Trustee, who will provide notice of the selection of the successor index to the registered holders of the Notes.

         If Dow Jones discontinues publication of the Index and a successor index is not selected by the calculation agent or is no longer published on any Reset Date, the periodic index level to be substituted for the Index for that Reset Date will be a value computed by the calculation agent for that Reset Date in accordance with the procedures last used to calculate the Index prior to any such discontinuance.

         If Dow Jones discontinues publication of the Index prior to the determination of the Interest Distribution Amount and the calculation agent determines that no successor index is available at that time, then on each Index Business Day until the earlier to occur of (a) the determination of the Interest Distribution Amount and (b) a determination by the calculation agent that a successor index is available, the calculation agent will determine the value that is to be used in computing the Interest Distribution Amount as described in the preceding paragraph as if such day were a Reset Date. The calculation agent will cause notice of those daily closing values to be published not less often than once each month in The Wall Street Journal (or another newspaper of general circulation).

         If a successor index is selected or the calculation agent calculates a value as a substitute for the Index as described above, the successor index or value will be substituted for the Index for all purposes, including for purposes of determining whether an Index Business Day or Market Disruption Event occurs.

         All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will be conclusive for all purposes and binding on the Company and the beneficial owners of the Notes, absent manifest error.

ALTERATION OF METHOD OF CALCULATION

         If at any time the method of calculating the Index or a successor index is changed in any material respect, or if the Index or a successor index is in any other way modified so that the value of the Index or the successor index does not, in the opinion of the calculation agent, fairly represent the value of that index had the changes or modifications not been made, then, from and after that time, the calculation agent will, at the close of business in New York, New York, make those adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a calculation of a value of a stock index comparable to the Index or the successor index as if the changes or modifications had not been made, and calculate the closing value with reference to the Index or the successor index. Accordingly, if the method of calculating the Index or the successor index is modified so that the value of the Index or the successor index is a fraction or a multiple of what it would have been if it had not been modified (e.g., due to a split in the Index), then the calculation agent will adjust that index in order to arrive at a value of the index as if it had not been modified (e.g., as if the split had not occurred).

GENERAL

         This Note is one of a duly authorized issue of debt securities of the Company (the "Debt Securities"), issued and to be issued in one or more series under a Senior Debt Indenture, dated as of October 27, 1993, as supplemented by a First Supplemental Indenture, dated as of November 28, 1997, a Second Supplemental Indenture, dated as of July 1, 1999, and as further supplemented from time to time (the "Indenture"), between the Company and The Bank of New York, as Trustee (the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered.

         If an Event of Default with respect to the Notes shall have occurred and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture. In such case, the amount declared due and payable upon any acceleration of the Notes will be determined by the calculation agent and will equal, for each Note, the maturity payment, calculated as though the maturity of the Notes were the date of early repayment. If a Bankruptcy proceeding is commenced in respect of Citigroup Global Markets Holdings, the beneficial owner of a Note will not be permitted to make a claim for unmatured interest and therefore, under Section 502(b)(2) of Title 11 of the United States Code, the claim of the beneficial owner of a Note will be capped at the payment at maturity calculated as though the maturity date of the Notes were the date of the commencement of the proceeding, plus an additional amount of
interest accrued on the principal amount of the Notes at   % per annum up to the
date of the commencement of the proceeding.

         In case of default in payment at maturity of the Notes, the Notes will bear interest, payable upon demand of the beneficial owners of the Notes in accordance with the terms of the Notes, from and after the maturity date through the date when payment of the unpaid amount has been made or duly provided for,
at the rate of   % per annum on the unpaid amount due.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Debt Securities of each series to be affected under the Indenture at any time by the Company and a majority in aggregate principal amount of the Debt Securities at the time Outstanding of each series affected thereby. The Indenture also contains provisions permitting the holders of specified percentages in aggregate principal amount of the Debt Securities of any series at the time Outstanding, on behalf of the holders of all Debt Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

         The holder of this Note may not enforce such holder's rights pursuant to the Indenture or the Notes except as provided in the Indenture. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company to pay the Maturity Payment with respect to this Note, and to pay any interest on any overdue amount thereof at the time, place and rate, and in the coin or currency, herein prescribed.

         All terms used in this Note which are defined in the Indenture but not in this Note shall have the meanings assigned to them in the Indenture.

         Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purposes.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                                            CITIGROUP GLOBAL MARKETS HOLDINGS
                                               INC.


                                            By:
                                                --------------------------------
                                                Name:  Mark I. Kleinman
                                                Title: Executive Vice President
                                                       and Treasurer


Corporate Seal
Attest:

By:
   ---------------------------
     Name: Douglas C. Turnbull
     Title: Assistant Secretary

Dated: April  , 2004

CERTIFICATE OF AUTHENTICATION
      This is one of the Notes referred
      to in the within-mentioned Indenture.

The Bank of New York,
as Trustee

By:
     --------------------
     Authorized Signatory